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                                                                   Exhibit 99.1

              AMENDMENT NO. 1 TO AGREEMENT TO PURCHASE LMDS LICENSE
              -----------------------------------------------------

                  AMENDMENT NO. 1, dated as of October 6, 1998 (this "Amendment"), to the Agreement to Purchase LMDS License, dated as of July 10, 1998 (the "Purchase Agreement"), among WinStar Communications, Inc., a Delaware corporation ("Purchaser"), CellularVision USA, Inc., a Delaware corporation ("CVUSA") and CellularVision of New York, L.P., a Delaware limited partnership ("Seller").

                  WHEREAS, the parties hereto have executed and delivered the Purchase Agreement and have agreed to amend the Purchase Agreement as set forth in this Amendment;

                  NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:



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Section  1.  Definitions.  Capitalized  terms  used  but  not  defined  in this
Amendment shall have the meanings given to such terms in the Purchase Agreement.

Section 2. Stockholder Approval. Subsection 13(a) of the Purchase Agreement is hereby replaced in its entirety by the following new subsection 13(a):

                  "(a) CVUSA has obtained the approval of a majority of its board of directors to the transactions contemplated hereby, and its board has recommended and will continue to recommend, so long as such recommendation is consistent with their fiduciary duties under applicable law, that its shareholders vote to approve the transactions contemplated hereby. CVUSA will use its best efforts to obtain stockholder approval as promptly as practicable, and in connection therewith will file a preliminary Schedule 14A under the Securities Exchange Act with the Securities and Exchange Commission and will provide to its stockholders solicitation and all other materials required by applicable law."

Section 3. Publicity; Disclosure. Section 8 of the Purchase Agreement is hereby amended by replacing each occurrence of the words "proxy statement" with the words "Schedule 14A".

Section 4.  Termination.

                  a. The last sentence of Section 6 of the Purchase Agreement is amended by replacing such sentence with the with the following sentence:

                           "Purchaser  may terminate  this Agreement at any time
                  if CVUSA has not obtained stockholder approval of this transaction by October 20, 1998."

                  b. Subsection 13(c) of the Purchase Agreement is amended by replacing the date "October 10, 1998" appearing in the first sentence of such subsection with the date "October 20, 1998".

Section 5. Effective Date; Purchase Agreement. This Amendment shall be effective as of the date hereof and, except as set forth herein, the Purchase Agreement shall remain in full force and effect, shall apply to this Amendment, and shall be otherwise unaffected hereby.

Section 6. Headings. The section headings herein are for convenience of reference only, do not constitute part of this Amendment and will not be deemed to limit or otherwise affect any of the provisions hereof.

Section 7. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original



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and all of  which,  when  taken  together,  shall  constitute  one and the same agreement.

Section 8. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

                  Section 8. Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and legal assigns and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective successors, executors, administrators, legal representatives, heirs and legal assigns. No person other than the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and legal assigns shall have any rights or claims under this Amendment.





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                  IN WITNESS  WHEREOF,  the parties  hereto have  executed  this
Amendment as of the day and year first above written.

                                            WINSTAR COMMUNICATIONS, INC.

                                            By:/s/T.R. Graham
                                               --------------
                                               Executive Vice President

                                            CELLULARVISION USA, INC.

                                            By:/s/Shant S. Hovnanian
                                               ---------------------
                                               Chief Executive Officer


                                            CELLULARVISION OF NEW YORK, L.P.

                                            By: CELLULARVISION CAPITAL CORP.,
                                                its General Partner

                                            By:/s/Shant S. Hovnanian
                                               ---------------------
                                               President


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